As filed with the Securities and Exchange Commission on May 29, 2007
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	22-2845714
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

35 Northeast Industrial Road
Branford, Connecticut 06405
(203) 488-8201
(Address and telephone number of registrant’s principal executive offices)

Jeffrey Dill
Vice President, General Counsel and Secretary
Neurogen Corporation
35 Northeast Industrial Road
Branford, Connecticut  06405
(203) 488-8201
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles K. Ruck
B. Shayne Kennedy
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California  92626
(714) 540-1235

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [     ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [     ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [     ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [     ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [     ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, par value $0.025 per share (4)	$--	$--	$--
Preferred stock, par value $0.025 per share (4)	--	--	--
Debt securities (4)	--	--	--
Warrants (4)(5)	--	--	--
Total	$100,000,000	$100,000,000	$3,070

(1)
This amount represents the principal amount of any debt securities issued at their principal amount, the issue price of any debt securities issued at an original issue discount, the issue price of any preferred stock, the issue price of any warrants and the amount computed pursuant to Rule 457(o) for any common stock.

(2)
Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended (the Securities Act).  Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

(4)	This registration statement also covers such indeterminate number of securities that may be issued upon exchange for, or upon conversion of, as the case may be, the securities registered hereunder.

(5)	Warrants to purchase common stock, preferred stock or debt securities of the Registrant may be sold separately or with common stock, preferred stock or debt securities of the Registrant.
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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated May 29, 2007.

PROSPECTUS

$100,000,000

NEUROGEN CORPORATION

Common Stock
Preferred Stock
Debt Securities
Warrants
_______________

We may offer and sell from time to time in one or more classes or series and in amounts, at prices and on the terms that we will determine at the time of offering, with an aggregate initial offering price of up to $100,000,000:

▪	shares of common stock;

▪	shares of preferred stock;

▪	debt securities, which may consist of debentures, notes or other types of debt;

▪	warrants to purchase debt securities, preferred stock or common stock; and

▪	any combination of common stock, preferred stock, debt securities and warrants.

We will provide the specific terms of these securities in supplements to this prospectus.  You should read this prospectus and any supplement carefully before you invest.

Our common stock is listed on the Nasdaq Global Market under the symbol “NRGN.”  On May 25, 2007, the last reported sale price of our common stock was $7.73 per share.
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   You should consider the risks that we have described in “Risk Factors” on page 2 before investing in our securities.
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   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
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The date of this prospectus is May 29, 2007.

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We have not authorized any dealer, salesman or other person to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement.  This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  The information contained in this prospectus and any supplement to this prospectus is accurate as of the dates on their covers.  When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

Whenever we refer to “Neurogen,” “we,” “our” or “us” in this prospectus, we mean Neurogen Corporation and its consolidated subsidiaries, unless the context suggests otherwise.  When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a shelf registration process.  Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading, “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only.  Our business, financial condition, results of operations and prospects may have subsequently changed.

ABOUT NEUROGEN

We are a drug discovery and development company focusing on new small molecule drugs to improve the lives of patients suffering from disorders with significant unmet medical need including insomnia, obesity, pain, Parkinson’s disease, Restless Legs Syndrome (RLS), and depression/anxiety.

We have generated a portfolio of promising new drug programs through our fully integrated drug discovery and development processes, focusing on the target families of G-protein coupled receptors, or GPCRs, and ligand gated ion channels, the targets associated with a significant percentage (industry estimates range between 40% and 60%) of approved drugs.  Our drug discovery platform and our expertise in cellular functional assays enhance the ability to rapidly and cost-effectively identify small molecule drug candidates.  Small molecule drugs typically are suitable for oral administration as a pill, while large molecule drugs typically are administered by injection.  Our clinical development capabilities enable us to conduct our own drug testing in humans.  We conduct these research and development activities independently and, when advantageous, collaborate with leading pharmaceutical companies to obtain additional resources and to access complementary expertise.

We have applied our drug discovery and development platform across a number of GPCR and ion channel disease-related targets and we employ a strategy designed to efficiently discover multiple drug candidates for each target.  Throughout the pharmaceutical industry, a small minority of all drug candidates successfully overcomes all of the development obstacles on the way to commercialization.  Industry sources indicate the failure of drugs that enter human testing is between 80% and 90%.  Failure rates are thought to be even higher when working on newer, invalidated targets where there is the potential to develop a drug that is the first in a new class of drugs.  Because of this very high attrition rate, we believe that our ability to rapidly and systematically produce multiple drug candidates in our portfolio of drug programs represents a competitive advantage.  In addition, when planning the development risk profile of our drug candidate portfolio, we are not limited to the availability of in-house drug candidates and we may, at times, in-license compounds from other pharmaceutical firms with appropriate risk/reward profiles.

We were incorporated under the laws of the State of Delaware in 1987 and commenced operations in July 1988.  Our principal executive offices and research and development facilities are located at 35 Northeast Industrial Road, Branford, Connecticut, 06405.  Our telephone number is (203) 488-8201.  We maintain a website at www.neurogen.com.  The contents of our website are not part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks.  You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities.  The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.  Please also refer to the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act.  These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this prospectus that are not historical facts.  When used in this prospectus, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “could,” “should,” “may,” “will” and similar expressions are generally intended to identify forward-looking statements.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.  We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We wish to caution readers and others to whom forward-looking statements are addressed, that any such forward-looking statements are not guarantees of future performance and that actual results may differ materially from estimates in the forward-looking statements.  We undertake no obligation to revise these forward-looking statements to reflect events or circumstances after the date hereof.  Important factors that may cause results to differ from expectations include, for example:

▪	risks inherent in discovery, research, development, testing, regulatory approval, production and marketing of any of our drug candidates;

▪	competitive factors;

▪	risks deriving from in-licensing of drug candidates, acquisitions or business combinations;

▪	the risk that drug candidates we develop may not be sufficiently differentiated from existing drugs to warrant continued development;

▪	the risk that drug candidates we develop may not be commercially successful or during the course of development, we may not establish a drug profile that meets the targeted commercial opportunity;

▪
our dependence on our current or future corporate partners with respect to research and development funding, preclinical evaluation of drug candidates, human clinical trials of drug candidates, regulatory filings and manufacturing and marketing expertise;

▪	the risk that prospective collaborations or alliances may not materialize or that the terms upon which such deals can be done may be less attractive than anticipated;

▪	the risk that actual research and development costs and associated general and administrative costs may exceed budgeted amounts;

▪	the risk that drug targets pursued by us may prove to be invalid after substantial investments by us;

▪	inability to obtain sufficient funds through future collaborative arrangements, equity or debt financings or other sources to continue the operation of our business;

▪	uncertainty regarding our patents and trade secrets and confidentiality agreements with collaborators, employees, consultants, vendors or others;

▪	the risk that we may be prohibited or otherwise restricted from working on certain targets relevant to our business;

▪	dependence upon third parties for the manufacture of our potential products and our inexperience in manufacturing if we establish internal manufacturing capabilities;

▪	dependence on third parties to market potential products and our lack of sales and marketing capabilities;

▪	unavailability or inadequacy of medical insurance or other third-party reimbursement for the cost of purchases of our products;

▪	inability to attract or retain scientific, management and other personnel; and

▪	risks associated with the fact that a majority of our common stock is held by a limited number of stockholders.

In addition, in evaluating any forward-looking statements you should specifically consider the risk factors detailed in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated by our future filings.

RATIO OF EARNINGS TO FIXED CHARGES

Our earnings were insufficient to cover fixed charges in each of the years in the five-year period ended December 31, 2006 and in the three-month period ended March 31, 2007.  “Earnings” consist of loss before income taxes, excluding the cumulative effect of a change in accounting principle, plus fixed charges and capitalized interest amortization less capitalized interest, and “fixed charges” consist of interest and the amortization of debt issuance costs incurred and the portion of rental expense deemed by us to be representative of the interest factor of rental payments under leases.  The extent to which earnings were insufficient to cover fixed charges is as follows (in thousands):

	Year Ended December 31					Three Months
	2002	2003	2004	2005	2006	Ended March 31, 2007
Deficiency of earnings available to cover fixed charges	$(23,972)	$(31,917)	$(18,895)	$(37,506)	$(55,074)	$(19,389)

For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments.  Therefore, the ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes including funding research and development programs, capital expenditures, working capital and repayment or refinancing of our debts. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we expect to invest the proceeds in government and corporate issued interest-bearing instruments or other investment-grade securities.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes the general terms and provisions of our debt securities.  When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus.  We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may offer under this prospectus up to $100,000,000 in aggregate principal amount of debt securities, or if debt securities are issued at a discount, such principal amount as may be sold for an initial public offering price of up to $100,000,000.  We may offer debt securities in the form of either senior debt securities or subordinated debt securities.  Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities will be issued under an indenture between us and a trustee.  We have summarized select portions of the indenture below.  The summary is not complete.  The form of the indenture has been incorporated by reference as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you.  Capitalized terms used in the summary have the meaning specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture.  The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

▪	the title of the debt securities;

▪	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

▪	any limit on the aggregate principal amount of the debt securities;

▪	the date or dates on which we will pay the principal on the debt securities;

▪
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

▪	the place or places where principal of, premium and interest on the debt securities will be payable;

▪	the terms and conditions upon which we may redeem the debt securities;

▪	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

▪
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

▪	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

▪	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

▪	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

▪	the currency of denomination of the debt securities;

▪	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

▪
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

▪
the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

▪	any provisions relating to any security provided for the debt securities;

▪
any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

▪	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

▪	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

▪	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.  Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.  We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.  Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

    Certificated Debt Securities.  You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture.  No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System.  Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants.  Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants.  The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities.  Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).  The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form.  These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture.  Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture.  Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security.  Neurogen, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary.  We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days.  In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series.  Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing.  Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee.  We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

▪
we are the surviving corporation or the successor person (if other than Neurogen) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

▪
immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

▪	certain other conditions are met.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

▪
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

▪	default in the payment of principal of or premium on any debt security of that series when due and payable;

▪	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

▪
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

▪	certain events of bankruptcy, insolvency or reorganization of our company; and

▪	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities.  The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time.  In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series.  In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.  At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture.  We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense.  Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

▪	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

▪
the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture.  The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.  We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

▪	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

▪	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

▪
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

▪	reduce the principal amount of discount securities payable upon acceleration of maturity;

▪
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

▪	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

▪
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

▪	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture.  The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium or any interest on, any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however , that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

  Legal Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents).  We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

▪
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

▪	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

▪
depositing with the trustee money and/or U.S government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

▪
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.  In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default.  In such a case, we would remain liable for those payments.

     “Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

▪
direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

▪
obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

General

This prospectus describes the general terms of our capital stock.  For a more detailed description of these securities, you should read our certificate of incorporation and bylaws.  When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus.  Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus.  To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Under our certificate of incorporation, the total number of shares of all classes of stock that we have authority to issue is 52,000,000, consisting of 2,000,000 shares of preferred stock, par value $0.025 per share, and 50,000,000 shares of common stock, par value $0.025 per share. However, our Board of Directors has approved the proposal to increase the number of authorized shares of common stock from 50,000,000 to 75,000,000.  The number of shares of preferred stock that are authorized for issuance would remain at 2,000,000.  At our 2007 Annual Stockholders’ Meeting, our stockholders will vote on a proposal to approve the increase in authorized shares of common stock.  If approved by the stockholders, we will have 75,000,000 authorized shares of common stock.  We cannot assure you that our stockholders will approve the proposal to increase the authorized number of shares of common stock.

Common Stock

The holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders.  The holders of our common stock do not have cumulative voting rights, which means that holders of more than one-half of the shares voting for the election of directors can elect all of the directors then being elected.  Subject to the preferences of any of our outstanding preferred stock, the holders of our common stock are entitled to a proportional distribution of any dividends that may be declared by the board of directors.  In the event of a liquidation or dissolution of Neurogen, the holders of our common stock are entitled to share equally in all assets remaining after payment of liabilities and any payments due to holders of any outstanding shares of our preferred stock.  The outstanding shares of our common stock are, and the shares offered by this prospectus, when issued, will be fully paid and nonassessable.  The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any of our outstanding preferred stock.

  Our authorized common stock consists of 50 million shares, $0.025 par value per share.  At May 9, 2007, there were 41,858,932 shares of common stock issued and outstanding.

Each share of our common stock is entitled to one vote on all matters requiring a vote of stockholders and, subject to the rights of the holders of any outstanding shares of preferred stock, are entitled to receive any dividends, in cash, securities or property, as our board may declare.

In the event of our liquidation, dissolution or winding up, either voluntary or involuntary, subject to the rights of the holders of any outstanding shares of preferred stock, holders of common stock are entitled to share pro-rata in all of our remaining assets available for distribution.

The common stock issued by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Preferred Stock

Our board of directors is authorized, without further vote or action by the holders of our common stock, to issue by resolution an aggregate of 2 million shares of preferred stock.  These shares of preferred stock may be issued in one or more series as established from time to time by our board of directors.  Our board also is authorized to fix the number of shares and the designation or title of each series of preferred stock prior to the issuance of any shares of that series.  Regarding each class or series of preferred stock, our board will fix the voting powers which may be full or limited, or there may be no voting powers.  Our board will also determine the preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions, of each series of preferred stock.  Our board is further authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of the class or series then outstanding.

No shares of preferred stock are presently outstanding and we have no plans to issue a new series of preferred stock.  It is not possible to state the effect of the authorization and issuance of any series of preferred stock upon the rights of the holders of common stock until our board of directors determines the specific terms, rights and preferences of a series of preferred stock.  However, possible effects might include restricting dividends on the common stock, diluting the voting power of the common stock or impairing the liquidation rights of the common stock without further action by holders of common stock.  In addition, under some circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management, which could thereby depress the market price of our common stock.

Anti-Takeover Provisions

As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the DGCL, which restricts our ability to enter into business combinations with an interested stockholder or a stockholder owning 15% or more of our outstanding voting stock, or that stockholder’s affiliates or associates, for a period of three years.  These restrictions do not apply if:

▪	prior to becoming an interested stockholder, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

▪
upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to exceptions; or

▪
on or after the date a stockholder becomes an interested stockholder, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, 59 Maiden Lane, New York, N.Y., 10038 is the transfer agent and registrar for our common stock.  Its phone number is (212) 936-5100.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock.  We may issue warrants independently or together with any other securities we offer under a prospectus supplement.  The warrants may be attached to or separate from the securities.  We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent.  The statements made in this section relating to the warrant agreement are summaries only.  These summaries are not complete.  When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement.  To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.  For more detail, we refer you to the applicable warrant agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including:

▪	the title of the debt warrants;

▪	the aggregate number of the debt warrants;

▪	the price or prices at which the debt warrants will be issued;

▪
the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

▪	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

▪	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

▪	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

▪	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

▪	the maximum or minimum number of the debt warrants that may be exercised at any time;

▪	information with respect to book-entry procedures, if any;

▪	a discussion of the material United States federal income tax considerations applicable to the exercise of the debt warrants; and

▪	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.  Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise of debt warrants.

Equity Warrants

We will describe in the applicable prospectus supplement the terms of the preferred stock warrants or common stock warrants being offered, the warrant agreement relating to the preferred stock warrants or common stock warrants and the warrant certificates representing the preferred stock warrants or common stock warrants, including:

▪	the title of the warrants;

▪	the securities for which the warrants are exercisable;

▪	the price or prices at which the warrants will be issued;

▪	if applicable, the number of warrants issued with each share of preferred stock or share of common stock;

▪	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

▪	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

▪	the maximum or minimum number of warrants which may be exercised at any time;

▪	information with respect to book-entry procedures, if any;

▪	a discussion of the material United States federal income tax considerations applicable to exercise of the warrants; and

▪	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless otherwise provided in the applicable prospectus supplement, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

Except as provided in the applicable prospectus supplement, the exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock.  In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants.  Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof.  We may, at our option, reduce the exercise price at any time.  No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable.  Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which each warrant was exercisable immediately prior to the particular triggering event.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or shares of common stock being offered.  Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants are void.

Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant.  If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions:

▪	to purchasers directly;

▪	to underwriters for public offering and sale by them;

▪	through agents;

▪	through dealers; or

▪	through a combination of any of the foregoing methods of sale.

We may distribute the securities from time to time in one or more transactions at:

▪	a fixed price or prices, which may be changed;

▪	market prices prevailing at the time of sale;

▪	prices related to the prevailing market prices; or

▪	negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus.  We may also designate agents to solicit offers to purchase the securities from time to time.  We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public.  In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions.  The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.  Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions.  We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by institutions to purchase the securities under contracts providing for payment and delivery on future dates.  The institutions with which the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.  The purchasers’ obligations under the contracts will not be subject to any conditions except that:

▪	the purchase of the securities may not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

▪	if the securities are also being sold to underwriters, we will have sold to the underwriters the securities not sold for delayed delivery.

The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts.  We will provide in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

Unless we indicate differently in a prospectus supplement, we will not list the securities on any securities exchange, other than shares of our common stock. The securities, except for our common stock, will be a new issue of securities with no established trading market. Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them.  In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Latham & Watkins LLP, Costa Mesa, California, will pass upon the validity of the securities being offered by this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any reports, proxy statements and other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  You may also access filed documents at the SEC’s web site at www.sec.gov.

We are incorporating by reference some information about us that we file with the SEC.  We are disclosing important information to you by referencing those filed documents.  Any information that we reference this way is considered part of this prospectus.  The information in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information that we file with the SEC after the date of this prospectus that is incorporated by reference will automatically update and supersede this information.

We incorporate by reference the following documents we have filed, or may file, with the SEC:

▪	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 15, 2007;

▪	Our Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2006, filed with the SEC on April 30, 2007;

▪	Our Quarterly Report on Form 10-Q filed with the SEC on May 10, 2007;

▪	Our Current Report on Form 8-K filed with the SEC on January 3, 2007; and

▪	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 21, 1990 as updated by Form 8-A/A filed with the SEC on March 5, 1990.

We also specifically incorporate by reference any documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Neurogen Corporation
35 Northeast Industrial Road
Branford, Connecticut  06405
(203) 488-8201

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the distribution of the securities being registered are as set forth in the following table:

SEC Registration Fee	$3,070
Fees and Expenses of the Trustee	$5,000	*
Printing and Engraving Expenses	$5,000	*
Legal Fees and Expenses	$25,000	*
Accounting Fees and Expenses	$15,000	*
Transfer Agent and Registrar Fees	$5,000	*
Miscellaneous	$16,930	*
Total	$75,000
__________

*	Estimated.

Item 15. Indemnification of Directors and Officers

Neurogen is a Delaware corporation.  Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of corporations organized thereunder under certain conditions and subject to certain limitations.  Article EIGHTH of the Restated Certificate of Incorporation of Neurogen provides that Neurogen shall, to the full extent permitted by Section 145, indemnify its directors and officers.

Neurogen’s Restated Certificate of Incorporation, pursuant to Section 102(b)(7) of the General Corporation Law of Delaware, contains provisions eliminating the personal liability of a director to Neurogen or its stockholders for money damages for breach of fiduciary duty as a director.  This provision in the Restated Certificate of Incorporation does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.  In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of the law, for actions leading to improper personal benefits to the director, and for payment of dividends or stock repurchases or redemptions that are unlawful under Delaware law.  The provision does not affect a director’s responsibilities under any other law, such as the state or federal securities laws or state or federal environmental laws.

As permitted by the General Corporation Law of Delaware, the directors and officers of Neurogen are covered by insurance against certain liabilities which might be incurred by them in such capacities and in certain cases against which they cannot be indemnified by Neurogen.

At present, there is no pending litigation or proceeding involving a director or officer of Neurogen as to which indemnification is being sought nor is Neurogen aware of any threatened litigation that may result in claims for indemnification by any officer, director, or employee of Neurogen.

Item 16. Exhibits

Exhibit Number	Description
1.1*	Underwriting Agreement.
3.1	Restated Certificate of Incorporation, filed July 7, 1994 (incorporated by reference to Exhibit 4.1 to Registration Statement No. 33-81268 on form S-8).
3.2(1)	Certificate of Amendment of Restated Certificate of Incorporation.
3.3	By-Laws, as amended (incorporated by reference to Exhibit 3.6 to Neurogen’s Form 10-K for the fiscal year ended December 31, 1993).
3.3*	Certificate of Designations of Preferred Stock.
4.1(1)	Form of Common Stock Certificate.
4.2*	Form of Preferred Stock Certificate.
4.3(1)	Form of Indenture.
4.4*	Form of Note.
4.5*	Form of Warrant Agreement for Common Stock (including form of Warrant Certificate).
4.6*	Form of Warrant Agreement for Preferred Stock (including form of Warrant Certificate).
4.7*	Form of Warrant Agreement for Debt Securities (including form of Warrant Certificate).
5.1(1)	Opinion of Latham & Watkins LLP.
12.1(1)	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.
23.1(1)	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2(1)	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
24.1(1)	Powers of Attorney (included on signature page hereto).
25.1*	Statement of Eligibility of Trustee on Form T-1.
__________

* To be filed by amendment or incorporated by reference in connection with the offering of the securities.

(1)	Filed herewith.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Neurogen Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Branford, State of Connecticut, on May 29, 2007.

NEUROGEN CORPORATION
By:	/s/ STEPHEN R. DAVIS
Stephen R. Davis Executive Vice President and Chief Operating Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.  Each person whose signature appears below hereby constitutes and appoints William H. Koster and Stephen R. Davis as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date
Craig Saxton	Chairman of the Board and Director	May 29, 2007
William H. Koster	President, Chief Executive Officer and Director (Principal Executive Officer)	May 29, 2007
Stephen R. Davis	Executive Vice President, Chief Operating Officer and Director (Principal Financial and Accounting Officer)	May 29, 2007
Felix J. Baker	Director	May 29, 2007
Julian C. Baker	Director	May 29, 2007
Eran Broshy	Director	May 29, 2007
Stewart Hen	Director	May 29, 2007
Jonathan S. Leff	Director	May 29, 2007
John Simon	Director	May 29, 2007

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Underwriting Agreement.
3.1	Restated Certificate of Incorporation, filed July 7, 1994 (incorporated by reference to Exhibit 4.1 to Registration Statement No. 33-81268 on form S-8).
3.2(1)	Certificate of Amendment of Restated Certificate of Incorporation.
3.3	By-Laws, as amended (incorporated by reference to Exhibit 3.6 to Neurogen’s Form 10-K for the fiscal year ended December 31, 1993).
3.3*	Certificate of Designations of Preferred Stock.
4.1(1)	Form of Common Stock Certificate.
4.2*	Form of Preferred Stock Certificate.
4.3(1)	Form of Indenture.
4.4*	Form of Note.
4.5*	Form of Warrant Agreement for Common Stock (including form of Warrant Certificate).
4.6*	Form of Warrant Agreement for Preferred Stock (including form of Warrant Certificate).
4.7*	Form of Warrant Agreement for Debt Securities (including form of Warrant Certificate).
5.1(1)	Opinion of Latham & Watkins LLP.
12.1(1)	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.
23.1(1)	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2(1)	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
24.1(1)	Powers of Attorney (included on signature page hereto).
25.1*	Statement of Eligibility of Trustee on Form T-1.
__________

* To be filed by amendment or incorporated by reference in connection with the offering of the securities.

(1)	Filed herewith.